Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of the Principal Financial Officer of 7GC & Co. Holdings Inc. (the “Company”) for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Walsh, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: April 1, 2022	By:	/s/ Christopher Walsh
Christopher Walsh
Chief Financial Officer
(Principal Financial Officer)